UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2012

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.
Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On August 22, 2012, Aware, Inc. (“Aware”) entered into a DSL Patent Purchase Agreement (the “Agreement”) with TQ Delta, LLC ( “TQ Delta”), whereby Aware agreed to sell selected patents and patent applications to TQ Delta (the “Transaction”).

Under the terms of the Agreement, Aware agreed to sell to TQ Delta for $16 million, patents, patent applications and certain related rights (the “Assigned Patent Rights”) relating to digital subscriber line (DSL)technology.

•
The closing of the Transaction is subject to a number of conditions, including that Aware shall have delivered to TQ Delta certain correspondence, docket information and prosecution history files related to the Assigned Patent Rights.

The closing of the Transaction is expected to occur no later than September 21, 2012.

Aware made various representations and warranties to TQ Delta in the Agreement, including with respect to (i) Aware’s authority to enter into the Agreement; (ii) statements that Aware and inventors of the Assigned Patent Rights made to any standards-setting bodies; (iii) Aware’s title to the Assigned Patent Rights; (iv) the validity and enforceability of the Assigned Patent Rights; (v) Aware’s enforcement of the Assigned Patent Rights; (vi) patent office proceedings involving the Assigned Patent Rights; and (vii) maintenance fees and the like concerning the Assigned Patent Rights.

Aware is filing the Agreement as an Exhibit to this Form 8-K.  The foregoing summary of certain terms of the Agreement is qualified in its entirety by reference to the Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this report:

(d)	EXHIBITS.

	Number	Description
	2.1	DSL Patent Purchase Agreement, dated as of August 22, 2012, by and between Aware, Inc. and TQ Delta, LLC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

	By:	/s/ Kevin T. Russell
Kevin T. Russell
Co-President and co-Chief Executive Officer
Date: August 23, 2012

EXHIBIT INDEX

Number	Description
2.1	DSL Patent Purchase Agreement, dated as of August 22, 2012, by and between Aware, Inc. and TQ Delta, LLC.